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                                                                    Exhibit 10.5


                                 AMENDMENT NO. 2
                                       TO
                              AMENDED AND RESTATED
                            ASSET PURCHASE AGREEMENT
                            ------------------------

         THIS AMENDMENT NO. 2 (this "AMENDMENT") is entered into as of April 21, 2004 and amends that certain AMENDED AND RESTATED ASSET PURCHASE AGREEMENT, dated as of February 25, 2004 (as amended by Amendment No. 1 thereto dated as of March 8, 2004, the "AGREEMENT"), by and among Weirton Steel Corporation, a Delaware corporation ("WSC"), FW Holdings, Inc., a Delaware corporation ("FWH"), Weirton Venture Holdings Corporation, a Delaware corporation ("WVHC"; collectively with WSC and FWH, "SELLERS" and, each of them individually, "SELLER"); ISG Weirton Inc., a Delaware corporation ("BUYER"); and International Steel Group Inc. ("ISG").

                             BACKGROUND INFORMATION

         A. Sellers, Buyer and ISG wish to amend the Agreement as provided in this Amendment.

         B. Capitalized terms used in this Amendment are used with the meanings given to those terms in the Agreement, and article and section references used in this Amendment are references to Articles and Sections of the Agreement.

                             STATEMENT OF AGREEMENT

         NOW, THEREFORE, in consideration of the foregoing, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Sellers, Buyer and ISG hereby agree as follows:

         1. Section 1.1(a) of the Agreement is hereby deleted and replaced with the following:

                  "all owned real property, including, without limitation, the real property identified on Schedule 1.1(a) (the "OWNED REAL PROPERTY"), and all real property leased pursuant to an Acquired Contract (the "LEASED REAL Property," and together with the Owned Real Property, the "REAL PROPERTY") together with all appurtenant, subsurface and mineral rights, licenses, rights-of-way, privileges and easements belonging to, appertaining to or benefiting the Real Property in any way and all Improvements erected thereon;".

         2. Schedule 1.1(a) to the Agreement is hereby amended to delete Section B thereof entitled "Leased Real Property (with a Seller as Lessee)."

         3. Schedule 1.1(c) to the Agreement is hereby amended by the addition of the Contracts listed on Exhibit A hereto (collectively, the "MABCO AGREEMENTS").


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         4. Section 1.2(d) of the Agreement is hereby amended by the insertion of the following words at the beginning thereof:

             "Other than Claims arising under or in connection with the MABCO Agreements or the transactions giving rise thereto (which Claims are Acquired Assets to the extent not waived or released at Closing),".

         5. Schedule 1.2(k) to the Agreement is hereby amended and restated in the form attached as Exhibit B hereto.

         6. Schedule 1.3(e) to the Agreement is hereby amended and restated in the form attached as Exhibit C hereto.

         7. Section 1.7 of the Agreement is hereby amended by the addition of the following sentences as the new last sentences thereof:

             "In addition to the other services contemplated by this Section 1.7, Buyer shall provide Sellers with (x) use of office space, office machines, telephones and similar services, for a period not to exceed six months and in a manner that does not interfere with Buyer's conduct of its business, (y) use of Sellers' existing computer systems (including payment of not more that $550,000 per month in fees to insure the availability thereof) for not less than two months, and (z) up to an aggregate of $3,000,000 in reimbursement of out-of-pocket costs actually incurred in the winding up of Sellers' estates."

         8. Schedule 1.8 of the Agreement is hereby amended to the extent set forth on Exhibit D hereto.

         9. The first sentence of Section 2.2(a) of the Agreement is hereby amended and restated in its entirety as follows:

             "Prior to the Closing, Buyer shall either (i) remove not less than $8,200,000 of Accounts Payable otherwise included in the definition of Assumed Liabilities or (ii) remove such lesser amount of Accounts Payable as Buyer may elect and increase the Purchase Price by the difference between $8,200,000 and such lesser amount."

         10. Section 2.2(b) of the Agreement is hereby amended to change all references to "item 6" therein to "item 7" and the reference to "item 7" therein to "item 6".

         11. The penultimate sentence of Section 2.3 of the Agreement is hereby amended and restated in its entirety as follows:

             "The Purchase Price shall be reduced by the amount, if any, by which the sum of the D&O Tail Premium and the Employment Practices Premium exceeds $3,500,000."

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         12. Section 3.2 of the Agreement is hereby amended as follows:

             (a) The word "and" is deleted from the end of Section 3.2(d);

             (b) the period at the end of Section 3.2(e) is deleted and replaced with "; and"; and

             (c) a new Section 3.2(f) is added, as follows:

             "(f) Sellers shall deliver to Buyer a waiver and release of all Sellers' Claims against MABCO and the owners of the equity thereof, in form and substance reasonable satisfactory to counsel to MABCO."

         13. Section 3.3 of the Agreement is hereby amended as follows:

             (a) The word "and" is deleted from the end of Section 3.3(d);

             (b) the period at the end of Section 3.3(e) is deleted and replaced with "; and"; and

             (c) a new Section 3.3(f) is added, as follows:

             "(f) Buyer shall deliver, or cause to be delivered, to Sellers a waiver and release of all of the Claims of MABCO and the owners of the equity of MABCO against Sellers, in form and substance reasonable satisfactory to counsel to Sellers.".

         14. Sellers have advised Buyer that the representations and warranties described on Exhibit E are not true and correct as of the date hereof, as required under the Agreement. To the extent provided on Exhibit E, Buyer and ISG hereby waive any right they may have to terminate the Agreement as a result of such inaccuracies.

         15. Section 5.1(i) of the Agreement and the definition of "Avoidance Actions" in Article 12 are hereby deleted.

         16. Article 5 of the Agreement is hereby amended by the addition of the following new sections thereof:

             "5.7. MABCO Covenants. Until the Closing, (a) Sellers' shall take such action in respect of any Claims that any of them has asserted or could assert in connection with the MABCO Agreements as Buyer may reasonably request including, without limitation, staying the prosecution of such Claims, (b) Sellers shall at Buyer's request enter into any settlement or similar agreement with MABCO with respect to any or all of the MABCO Agreements, provided that such settlement or agreement becomes operative only upon Closing and contains the releases contemplated in Section 3.3(f), and (c) Buyer shall cause MABCO not to assert any new Claims, and to stay the prosecution of any existing Claims, against any Seller.

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             "5.8 Timing and Coordination of Closing.

             "(a) Notwithstanding anything to the contrary in Section 3.1, Buyer and Sellers shall prepare to, and shall use best efforts to, consummate the transactions contemplated by this Agreement on the terms set forth herein on or before May 4, 2004 (the "DESIGNATED DATE"). Best efforts shall not require any party to make any effort to or spend any money to settle any dispute with any creditor of Sellers.

             "(b) Sellers acknowledge that they have designated Buyer as the Successful Bidder under the Bid Procedures Order. If at any time prior to the Designated Date (i) the Sale Order approving the sale to Buyer as the Successful Bidder has been entered, (ii) the conditions contained in Sections 7.2(a), 7.2(b), 7.2(d), 7.2(f), 7.2(j), 7.2(n) and 7.2(p) are satisfied, and (iii) Sellers notify ISG and Buyer of the occurrence of the satisfaction of the conditions described in clauses (i) and (ii) of this Section 5.8(b), then ISG and Buyer shall waive the conditions contained in Sections 7.2(c), 7.2(g), 7.2(h) and 7.2(o) in connection with any Closing on or prior to the Designated Date and shall use their respective best efforts to effect the Closing on the terms set forth herein on or prior to the Designated Date (provided that the conditions listed in clause (ii) above remain satisfied on the Closing Date)."

         17. The conditions to closing contained in Sections 7.1(e), 7.2(e), 7.2(i), 7.2(k), 7.2(l) and 7.2(m) of the Agreement have been satisfied, have been waived or have expired, and are of no further force or effect.

         18. The Agreement remains in full force and effect except as and to the extent modified by this Amendment.

         19. This Amendment shall be construed, performed and enforced in accordance with, and governed by, the laws of the State of New York (without giving effect to the principles of conflicts of laws thereof), except to the extent that the laws of such State are superseded by the Bankruptcy Code or other applicable federal law.

         20. This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute the same agreement.

                         [SIGNATURES ON FOLLOWING PAGE.]

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         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the date first above written.


                                     BUYER:

                                     ISG WEIRTON INC.


                                     By: /s/ Gordon Spelich
                                        ---------------------------------------
                                        Name:  Gordon Spelich
                                        Title: Vice President and Assistant
                                               Secretary



                                    SELLERS:

                                    WEIRTON STEEL CORPORATION


                                    By: /s/ D. Leonard Wise
                                       ----------------------------------------
                                       Name: D. Leonard Wise
                                       Title:    Chief Executive Officer


                                    FW HOLDINGS INC.


                                    By: /s/ Mark E. Kaplan
                                       ----------------------------------------
                                       Name: Mark E. Kaplan
                                       Title:    President


                                    WEIRTON VENTURE HOLDINGS CORPORATION


                                    By: /s/ Mark E. Kaplan
                                       ----------------------------------------
                                       Name: Mark E. Kaplan
                                       Title:    President



                                    ISG:

                                    INTERNATIONAL STEEL GROUP INC.


                                    By: /s/ Gordon Spelich
                                       ---------------------------------------
                                       Name:  Gordon Spelich
                                       Title:   Vice President, Business
                                                Development